                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 10, 2000




                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
 of incorporation)           File Number)   Identification No.)




         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400

Item 5.   Other Events
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     Crown received a proposal on March 6, 2000 from Rosemore, Inc., a Maryland corporation that owns approximately 49% of Crown's Class A common stock and 11% of Crown's Class B common stock, to acquire all of the issued and outstanding Class A and Class B common stock held by shareholders other than Rosemore for a price of $8.35 per share. The proposal is subject to, among other conditions, the negotiation of a mutually acceptable merger agreement, the unanimous approval of Crown's independent directors, the approval of the transaction by Crown's shareholders, and the receipt of all necessary governmental approvals. The proposal was set to expire at 5 p.m. on Friday March 10, 2000.
     Rosemore advised Crown Central on March 10, 2000 that it extended the expiration date of the proposal until 5 p.m. on Friday, March 17, 2000 or until it is rejected. Crown Central's board committee of its independent directors is continuing to consider the proposal.

Item 7(c)     EXHIBITS

Exhibit No.     Description
-----------     ----------

   99.1 Proposal received from Rosemore, Inc. by letter dated March 6, 2000, attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the registrant on March 7, 2000 and incorporated herein by reference.

   99.2         Press Release dated March 10, 2000.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CROWN CENTRAL PETROLEUM CORPORATION
                         (Registrant)


                         By: /s/ John E. Wheeler, Jr.
                             ------------------------
                         Name:  John E. Wheeler, Jr.
                         Title: Executive Vice President --
                                Chief Financial Officer


Dated:   March 13, 2000

                         EXHIBIT INDEX
                         -------------


Exhibit No.     Description
-----------     ----------

   99.1 Proposal received from Rosemore, Inc. by letter dated March 6, 2000, attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the registrant on March 7, 2000 and incorporated herein by reference.

   99.2         Press Release dated March 10, 2000.